NEWS RELEASE

FOR IMMEDIATE RELEASE

MacKenzie Realty Capital Reports FY 2026 Financial Results and Announces Suspension of Preferred Share Repurchase Program while Exploring Strategic Transactions

Orinda, Calif., (September 30, 2026) – MacKenzie Realty Capital, Inc. (Nasdaq: MKZR) (“MacKenzie” or the “Company”) today announced its financial results for the year ended June 30, 2026 and announced that its Board has temporarily suspended the Preferred Share Repurchase Program while it explores strategic transactions such as reverse takeovers.

Key Financial Highlights:
Operating Results for the Year Ended June 30, 2026:
  Net revenues for year ended June 30, 2026, were $20.01 million, a decrease of 9% from $22.06 million in the same period of 2025.
  Net operating loss was $15.61 million, a decrease of 33% as compared to a net operating loss of $23.46 million in the same period of 2025.
  Net loss was $14.13 million, a decrease of 41% compared to a $23.97 million loss in the same period of 2025.
Robert Dixon, CEO and President of MacKenzie Realty Capital, stated, “While net revenues declined 9% compared to the prior year (primarily due to approximately $3.0 million of lease termination income recognized in the 2025 period), the annual results were in line with our internal expectations, and the Company achieved meaningful reductions in net operating loss and net loss. We remain focused on executing our growth initiatives while maintaining financial discipline which we believe will deliver sustained value creation over the long term.”

Board Temporarily Suspends Preferred Share Repurchase Program

To enable the Company to better react to any strategic alternative that may be brought to it by its financial advisor, Maxim Group LLC (“Maxim”), the Board has determined to temporarily suspend the Preferred Share Repurchase Program. The Company’s issuance of common stock in exchange for preferred shares has resulted in additional selling pressure on the Company’s common stock, which the Board believes would make the negotiation of any potential strategic transaction more difficult. The Company continues to review strategic alternatives brought to it by Maxim, and the Board expects to reassess the Preferred Share Repurchase Program in due course. There can be no assurance that the Company will enter into any strategic transaction as a result of these efforts, and the Company undertakes no obligation to provide further updates on its strategic review except as required by applicable law.

About MacKenzie Realty Capital, Inc.
MacKenzie, founded in 2013, is a West Coast-focused REIT that intends to invest at least 80% of its total assets in real property, and up to a maximum of 20% of its total assets in illiquid real estate securities.  We intend for the real property portfolio to be approximately 50% multifamily and 50% boutique class A office. The current portfolio includes interests in 5 multifamily properties and 8 office properties plus 1 multifamily development.

For more information, please contact MacKenzie at (800) 854-8357. Please visit our website at: http://www.mackenzierealty.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, our ability to remain financially healthy, our expected future growth prospects, , and our ability to successfully complete a transaction resulting from a strategic alternative that may be brought to us by our financial advisor, Maxim. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. For a further discussion of factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com